UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 24, 2006 (February 24, 2006)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Letter Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     On June 20, 2001, Introgen Therapeutics, Inc. (the “Company”) entered into a registration rights agreement (the “Agreement”) with, among others, Aventis Pharmaceuticals Inc. (“Aventis”). As requested by Aventis under the Agreement, the Company registered 4,322,369 shares of its common stock (the “Shares”) held by Aventis pursuant to a registration statement on Form S-3 (Registration No. 333-129687) (the “Registration Statement”) filed with the Securities and Exchange Commission on November 14, 2005.
     Under the terms of the Agreement, the Company is obligated to keep the Registration Statement effective for a period of ninety (90) days or such lesser period of time required to fully complete the distribution described in the Registration Statement. On February 24, 2006, the Company and Aventis entered into a letter agreement (a) that provides that in the event Aventis still holds any of the Shares upon expiration of the ninety (90) day period, the Company agrees to use its commercially reasonable efforts to keep the Registration Statement effective until the earlier of (i) the first anniversary of the date that the Registration Statement becomes effective and (ii) the date that Aventis no longer owns any of the Shares, and (b) that requires Aventis to notify the Company in writing (i) within ten (10) business days of the end of each calendar quarter, of the number of Shares sold by Aventis during such calendar quarter and (ii) within ten (10) business days of the date that Aventis no longer owns any of the Shares.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.55	Letter Agreement dated February 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: February 24, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.55	Letter Agreement dated February 24, 2006.